Filed Pursuant to Rule 424(b)(3)

Registration No. 333-223895

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus Dated April 17, 2018)

NEMUS BIOSCIENCE, INC.

Up to 140,694,163 Shares of Common Stock

This prospectus supplement no. 1 supplements the prospectus dated April 17, 2018, relating to the resale by the selling shareholders identified in the prospectus of up to 140,694,163 shares of our common stock, $0.001 par value, including (i) 32,500,000 shares of common stock and 44,200,000 shares of common stock issuable upon exercise of warrants, which we sold to investors in a private placement on January 19, 2018 and February 16, 2018, (ii) 9,000,000 shares of common stock issued upon conversion of a secured promissory note for a convertible loan on January 19, 2018, (iii) 20,000,000 shares of common stock, which equals the number of shares of common stock issued upon the conversion of shares of our Series F Convertible Preferred Stock, par value $0.001 per share (“Series F Preferred Stock”), (iv) 2,000,000 shares of common stock, which equals the number of shares of common stock issued upon the conversion of shares of our Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), (v) 28,335,000 shares of common stock issued upon the conversion of shares of our Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), 1,781,250 shares of common stock issued upon the exercise of the warrants which we sold to investors in a private placement on August 20, 2015 and 1,843,750 shares of common stock issuable upon exercise of the warrants which we sold to investors in a private placement on August 20, 2015, (vi) 241,663 shares of common stock which we sold to investors in a private placement on January 7, 2015 and (vii) 792,500 shares of common stock issuable upon exercise of warrants issued to our placement agents.

This prospectus supplement incorporates into our prospectus the information contained in our attached Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 15, 2018 and our attached Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on June 1, 2018.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 8 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 13, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2018

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to ___________

Commission File Number: 000-55136

Nemus Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	45-0692882
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices) (Zip Code)

(949) 396-0330
(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Indicate by check mark whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes    ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes    ☐ No

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes    ☒ No

As of May 10, 2018, there were 132,601,579 shares of the issuer's $0.001 par value common stock issued and outstanding.

2

FORWARD-LOOKING STATEMENTS

Statements in this Quarterly Report on Form 10-Q that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," "will," "would" or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled "Risk Factors" including, without limitation, risks relating to:

•	our need for substantial additional funds in order to continue our operations, and the uncertainty of whether we will be able to obtain the funding we need;
•

the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates;

•	the early stage of our product candidates presently under development;
•

our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;

•	our ability to retain or hire key scientific or management personnel;
•	our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•	our dependence on the University of Mississippi, third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;
•	our ability to develop successful sales and marketing capabilities in the future as needed;
•	the size and growth of the potential markets for any of our approved product candidates, and the rate and degree of market acceptance of any of our approved product candidates;
•	competition in our industry; and
•	regulatory developments in the United States and foreign countries.

We operate in a rapidly-changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this report speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

3

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

ASSETS
	(Unaudited)
	March 31,	December 31,
	2018	2017
Current assets
Cash and cash equivalents	$2,945,312	$259,955
Restricted cash	4,428	4,428
Prepaid expenses	206,317	291,428
		-
Total current assets	3,156,057	555,811

Property and equipment, net	2,134	1,407

Total assets	$3,158,191	$557,218

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS' DEFICIT
	(Unaudited)
	March 31,	December 31,
	2018	2017
Current liabilities
Accounts payable	$98,757	$100,921
Accounts payable to related party	100,000	-
Accrued payroll and related expenses	45,704	54,512
Accrued expenses	78,237	143,826
Provision for conversion of Series B preferred stock	-	6,715
Convertible debt	-	235,000
Provision for conversion of convertible debt	-	265,000

Total current liabilities	322,698	805,974

Noncurrent liabilities
Warrant liabilities	8,589,472	551,322

Total noncurrent liabilities	8,589,472	551,322

Total liabilities	8,912,170	1,357,296

Commitments and contingencies
(Note 3)

Redeemable Convertible Series B Preferred Stock, $0.001 par value, 20 million shares authorized; none issued and outstanding as of March 31, 2018 and 2,833.55 issued and outstanding as of December 31, 2017,
net of $347,091 of issuance costs	-	822,201

Convertible Series D Preferred Stock, $0.001 par value, 20 million shares authorized; none issued and outstanding as of March 31, 2018, and 200 issued and outstanding as of December 31, 2017,
net of $30,557 of issuance costs	-	169,446

Convertible Series F Preferred Stock, $0.001 par value, 20 million shares authorized; none issued and outstanding as of March 31, 2018 and 2,000 issued and outstanding as of December 31, 2017,
net of $118,855 of issuance costs	-	1,777,781

Stockholders’ deficit
Common stock, $0.001 par value; 236 million shares authorized;
132,414,079 issued and outstanding as of March 31, 2018
and 33,622,829 issued and outstanding as of December 31, 2017	132,414	33,623
Additional paid-in-capital	15,375,360	9,444,831
Warrants	982,911	982,911
Accumulated deficit	(22,244,664)	(14,030,871)

Total stockholders’ deficit	(5,753,979)	(3,569,506)

Total liabilities and stockholders’ deficit	$3,158,191	$557,218

See accompanying notes to the unaudited consolidated financial statements.

4

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended	Three months ended
	March 31,	March 31,
	2018	2017

Operating expenses
Research and development	$25,000	$92,100
General and administrative	1,226,361	1,288,053

Total operating expenses	1,251,361	1,380,153

Operating loss	(1,251,361)	(1,380,153)

Interest expense	3,100	-

Other expense (income)
Change in fair value of warrant liability	(1,162,493)	(12,561)
Fair value of warrant liability in excess of proceeds	7,174,634	-
Change in fair value of conversion rights of Series B preferred stock	-	(85,205)
Change in fair value of conversion rights of convertible debt	185,000	-
Financing transaction costs	137,191	-
Loss on extinguishment of convertible debt	590,392	-
Amortization of convertible debt discount	34,608	-

Net Loss before income taxes	(8,213,793)	(1,282,387)

Provision for income taxes	-	831

Net loss	$(8,213,793)	$(1,283,218)

Less: Preferred deemed dividend	-	711,000
Net loss applicable to common shareholders	$(8,213,793)	$(1,994,218)

Basic earnings per common share	$(0.09)	$(0.09)
Diluted earnings per common share	$(0.09)	$(0.09)

Weighted average shares of common stock outstanding
Basic	88,632,979	23,247,530
Diluted	88,632,979	23,247,530

See accompanying notes to the unaudited consolidated financial statements.

5

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended	Three months ended
	March 31,	March 31,
	2018	2017

Cash flows from operating activities:
Net loss	$(8,213,793)	$(1,283,218)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	331	2,428
Stock-based compensation expense	229,609	152,169
Amortization of warrants and stock issued for services (1)	-	5,000
Change in fair value of conversion rights of Series B preferred stock	-	(85,205)
Change in fair value of conversion rights of convertible debt	185,000	-
Change in fair value of warrant liabilities	(1,162,493)	(12,561)
Fair value of warrant liability in excess of proceeds	7,174,634	-
Loss on extinguishment of convertible debt	590,392	-
Amortization of convertible debt discount	34,608	-
Common stock issued for services	-	187,550
Changes in assets and liabilities:
Prepaid expenses (1)	85,111	43,994
Accounts payable	(2,164)	(47,486)
Accounts payable to related party	100,000	-
Accrued payroll and related expenses	(8,808)	(48,368)
Accrued license and patent reimbursement fees	-	16,250
Accrued expenses and other liabilities	(65,589)	253,042
Net cash used in operating activities	(1,053,162)	(816,405)
Cash flows from investing activities:
Purchases of property and equipment	(1,059)	-
Net cash used in investing activities	(1,059)	-
Cash flows from financing activities:
Proceeds from Series D preferred stock issuance, net of $183,343 issuance costs (2)	-	1,131,857
Proceeds from Common stock issuance, net of $9,122 issuance costs	3,240,878	-
Proceeds from Warrant exercises	98,700	-
Proceeds from Convertible debt issuance	400,000	-
Net cash provided by financing activities	3,739,578	1,131,857

Net increase in cash, cash equivalents and restricted cash	2,685,357	315,452

Cash, cash equivalents and restricted cash, beginning of period	264,383	102,320

Cash, cash equivalents and restricted cash, end of period	$2,949,740	$417,772

Supplemental disclosures of cash-flow information:
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	2,945,312	380,272
Restricted cash	4,428	37,500

Total cash, cash equivalents and restricted cash shown in the consolidated
statements of cash flows	$2,949,740	$417,772

Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$1,631

Supplemental disclosures of non-cash financing activities:
Conversion of outstanding preferred stock into common stock	$1,947,227	$880,000
Conversion of outstanding preferred stock subject to redemption into common stock	$828,916	$405,625
Fair value of common stock issued in extinguishment of convertible debt	$1,710,000	$-
Fair value of warrants issued in connection with Emerald financing	$10,424,634	$-
Release of warrant liabilities due to exercise of warrants	$1,223,991	$-

Supplemental disclosures of non-cash financing and investing activities:

(1)

During the three months ended March 31, 2017, warrants issued to service providers for consulting services were valued at $30,000 and were recorded as a Prepaid expense and amortized over the service period.

(2)	During the three months ended March 31, 2017 preferred deemed dividends of $536,000 was recognized on Series D Preferred Stock and $175,000 on Series C Preferred Stock.

See accompanying notes to the unaudited consolidated financial statements.

6

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Operations, Business Activities and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

Nemus Bioscience, Inc. is a biopharmaceutical company that plans to develop and commercialize therapeutics from cannabinoids through a partnership with the University of Mississippi. The University of Mississippi (“UM”) is federally permitted and licensed to cultivate cannabis for research purposes. Unless otherwise specified, references in these Notes to the Unaudited Consolidated Financial Statements to the “Company,” “we” or “our” refer to Nemus Bioscience, Inc., a Nevada corporation formerly known as Load Guard Logistics, Inc. (“LGL”), together with its wholly-owned subsidiary, Nemus, a California corporation (“Nemus”). Nemus became the wholly owned subsidiary of Nemus Bioscience, Inc. through the Merger (as defined below).

Nemus Bioscience, Inc. (formerly LGL) was incorporated in Nevada on March 16, 2011. Nemus was incorporated in California on July 17, 2012. Our headquarters are located in Long Beach, California.

In January 2018, the Company entered into a securities purchase agreement with Emerald Health Sciences, Inc. (“Emerald”) discussed in note 4 below in which Emerald purchased a majority of the equity interest in Nemus resulting in a change in control. The current Board members, with the exception of Dr. Brian Murphy, the Company’s CEO/CMO, have tendered their resignation and Emerald has appointed its nominees to the new Board.

As of March 31, 2018, the Company has devoted substantially all of its efforts to securing product licenses, raising capital, and building infrastructure, and has not realized revenue from its planned principal operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. Such estimates and judgments are utilized for stock-based compensation expense and equity securities with embedded features as discussed below.

Liquidity and Going Concern

The Company has incurred operating losses and negative cash flows from operations since our inception. As of March 31, 2018, we had cash and cash equivalents of $2,945,312. The Company anticipates that it will continue to incur net losses into the foreseeable future in order to advance and develop a number of potential drug candidates into preclinical development activities and support its corporate infrastructure which includes the costs associated with being a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations within one year after the date the consolidated financial statements were issued. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s continued existence is dependent on its ability to raise additional sufficient funding to cover operating expenses and to invest in operations and development activities. The Company plans to continue to pursue funding through public or private equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot provide any assurances that such additional funds will be available on reasonable terms, or at all. If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company is unable to secure adequate additional funding, the Company may be forced to reduce spending, extend payment terms with suppliers, liquidate assets where possible, suspend or curtail planned programs or cease operations.

7

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions, which amounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk.

Restricted Cash

A deposit of $4,428 as of both March 31, 2018 and December 31, 2017 was restricted from withdrawal and held by a bank in the form of a certificate of deposit. This certificate serves as collateral for payment of the Company’s credit cards.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.

Level 2:

Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:

Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. The warrant liability for the Emerald warrants and the associated put option were valued utilizing Level 3 inputs primarily from a third party independent appraisal conducted as of March 31, 2018.

Property and Equipment, Net

As of March 31, 2018 and December 31, 2017, property and equipment, net, was $2,134 and $1,407 respectively, consisting primarily of computers and equipment. Expenditures for additions, renewals and improvements will be capitalized at cost. Depreciation will generally be computed on a straight-line method based on the estimated useful life of the related assets currently ranging from two to three years. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

The costs incurred for the rights to use licensed technologies in the research and development process, including licensing fees and milestone payments, will be charged to research and development expense as incurred in situations where the Company has not identified an alternative future use for the acquired rights, and are capitalized in situations where there is an identified alternative future use. No cost associated with the use of licensed technologies has been capitalized to date.

8

Income Taxes

The Company accounts for deferred income tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, and net operating loss carry forwards (the “NOLs”) and other tax credit carry forwards. These items are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Any interest or penalties would be recorded in the Company’s statement of operations in the period incurred.

The Company records a valuation allowance to reduce the deferred income tax assets to the amount that is more likely than not to be realized. In making such determinations, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. As a result, there are no income tax benefits reflected in the statement of operations to offset pre-tax losses.

The Company recognizes a tax benefit from uncertain tax positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.

Convertible Instruments

We account for hybrid contracts that feature conversion options in accordance with generally accepted accounting principles in the United States. ASC 815, Derivatives and Hedging Activities (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

We account for convertible instruments when we have determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”). Under ASC 470-20, we record, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. We account for convertible instruments (when we have determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract is allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

We also follow ASC 480-10, Distinguishing Liabilities from Equity (“ASC 480-10”) in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception (for example, a payable settled with a variable number of the issuer’s equity shares); (b) variations in something other than the fair value of the issuer’s equity shares (for example, a financial instrument indexed to the Standard and Poor’s S&P 500 Index and settled with a variable number of the issuer’s equity shares); or (c) variations inversely related to changes in the fair value of the issuer’s equity shares (for example, a written put option that could be net share settled). Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives, and are carried as a liability at fair value at each balance sheet date with a re-measurement reported in interest expense in the accompanying Consolidated Statements of Operations.

Warrants Issued in Connection with Financings

We generally account for warrants issued in connection with debt and equity financings as a component of equity, unless the warrants include a conditional obligation to issue a variable number of shares or there is a deemed possibility that we may need to settle the warrants in cash. For warrants issued with a conditional obligation to issue a variable number of shares or the deemed possibility of a cash settlement, we record the fair value of the warrants as a liability at each balance sheet date and record changes in fair value in other (income) expense in the Consolidated Statements of Operations.

9

Revenue Recognition

The Company has not begun planned principal operations and has not generated any revenue since inception.

Research and Development Expenses

Research and development (“R&D”) costs are expensed when incurred. These costs may consist of external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants; license fees; employee-related expenses, which include salaries, benefits and stock-based compensation for the personnel involved in our preclinical and clinical drug development activities; and facilities expense, depreciation and other allocated expenses; and equipment and laboratory supplies.

Stock-Based Compensation Expenses

Stock-based compensation cost is estimated at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the vesting period. We use the Black-Scholes option pricing model for estimating the grant date fair value of stock options and warrants using the following assumptions:

•	Exercise price - We determined the exercise price based on valuations using the best information available to management at the time of the valuations.

•	Volatility - We estimate the stock price volatility based on industry peers who are also in the early development stage given the limited market data available in the public arena.

•

Expected term - The expected term is based on a simplified method which defines the life as the weighted average of the contractual term of the options and warrants and the weighted-average vesting period for all open awards.

•

Risk-free rate - The risk-free interest rate for the expected term of the option or warrant is based on the average market rate on U.S. treasury securities in effect during the period in which the awards were granted.

•	Dividends - The dividend yield assumption is based on our history and expectation of paying no dividends.

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 505-50, Equity - Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model. The value of such non-employee awards is periodically re-measured over the vesting terms and at each quarter end.

Segment Information

FASB ASC No. 280, Segment Reporting, establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group (“CODM”), in deciding how to allocate resources and in assessing performance. The CODM evaluates revenues and gross profits based on product lines and routes to market. Based on the early development stage of our operation, we operate in a single reportable segment.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive income (loss) in the consolidated financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), net of their related tax effect, arrived at a comprehensive income (loss). For the three months ended March 31, 2018 and 2017, the comprehensive income (loss) was equal to the net income (loss).

Earnings per share

The Company applies FASB ASC No. 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding. Diluted earnings or loss per share would include the dilutive effect of outstanding warrants and awards granted to employees under stock-based compensation plans. Potentially dilutive shares of the Company’s common stock are excluded from the calculation of diluted loss per common share because their effect would be anti-dilutive for the periods presented. For the three months ended March 31, 2018, warrants to purchase 51,443,250 common shares and stock options exercisable for 1,030,000 common shares outstanding at the end of the period are excluded from the calculation of diluted loss per common share. For the three months ended March 31, 2017, 3,625.375 shares of Series B Preferred Stock convertible into 14,501,500 common shares at $0.25 per share, 706 shares of Series D Preferred Stock convertible into 2,824,000 common shares at $0.25 per share, warrants to purchase 11,649,500 common shares and stock options exercisable for 1,130,000 common shares outstanding at the end of the period are excluded from the calculation of diluted loss per common share.

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Recent accounting pronouncements

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently assessing the potential impact of adopting ASU 2017-11 on its financial statements and related disclosures.

2. University of Mississippi Agreements

In July 2013, the Company entered into a Memorandum of Understanding (MOU) with UM to engage in joint research of extracting, manipulating, and studying cannabis in certain forms to develop intellectual property (IP) with the intention to create and commercialize therapeutic medicines. Nemus will own all IP developed solely by its employees and will jointly own all IP developed jointly between Nemus and UM employees. The term of the MOU agreement is five years and the parties agree to negotiate separate research agreements upon the identification of patentable technologies as well as any deemed to be a trade secret. The agreement may be terminated by either party with three months’ written notice to the other party.

UM 5050 pro-drug agreements:

On September 29, 2014, the Company executed three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 5050, a pro-drug formulation of tetrahydrocannabinol, or THC for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM 1250, a bio-adhesive hot melt extruded film for topical and mucosal adhesion application and drug delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements, if the milestones are achieved, is $2.1 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. The agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM 5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 15, 2017 to June 14, 2018.

UM 8930 analogue agreements:

On December 14, 2015, the Company executed two license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 8930, an analogue formulation of cannabidiol (“CBD”) for products administered through each of ocular or rectal delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements, if the milestones are achieved, is $1.4 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

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On December 14, 2015, we signed a renewable option agreement for the rights to explore other routes of delivery of UM8930 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 15, 2017 to June 14, 2018.

UM 5070 license agreement:

On January 10, 2017, the Company entered into a license agreement with UM pursuant to which UM granted the Company an exclusive, perpetual license, including the right to sublicense, under intellectual property related to UM 5070, a platform of cannabinoid-based molecules to research, develop and commercialize products for the treatment of infectious diseases. The license agreement culminates roughly one year of screening and target molecule identification studies especially focused on therapy-resistant infectious organisms like methicillin-resistant Staphylococcus aureus (MRSA). The license agreement contains certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date and this amount was paid in January, 2018. The aggregate milestone payment under the license agreements, if the milestones are achieved, is $0.7 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

3. Commitments and Contingencies

Lease Commitments

On September 1, 2014, the Company signed an operating lease for laboratory and office space at the Innovation Hub, Insight Park located on the UM campus. The lease term commenced on October 1, 2014 and expired on December 31, 2017. There is annual escalating rent provisions and two months of free rent in the agreement. The total cash payments over the life of the lease were divided by the total number of months in the lease period and the average rent was charged to expense each month during the lease period. The monthly amount charged to rent expense was $9,267. Upon expiration, the Company did not renew the laboratory lease but has retained office space under a month-to-month agreement at the rate of $300 per month.

The Company maintained its principal executive offices located in a shared office suite located at 600 Anton Blvd., Suite 1100, Costa Mesa, CA, 92626 under a month-to-month agreement. Effective March 1, 2018, the Company moved its corporate offices to 130 North Marina Drive, Long Beach, CA 90803 under a month-to-month agreement at a rate of approximately $2,600 per month.

In November 2015, the Company entered into an operating lease for its office and lab furnishings both in Costa Mesa and the Innovation Hub laboratory. The monthly lease payments were $7,559. In November 2017, the Company bought out the remaining portion of the lease for $32,128 which covered the remaining lease payments as well as the value of the furniture amounting to $19,654. The lab furnishings were donated to the University of Mississippi and the office furnishings were written off due to non-use for a loss on disposal of $1,650.

Total net rent expense related to our operating leases for the three months ended March 31, 2018 and 2017 was $4,311 and $56,449, respectively. There are no future minimum payments under non-cancellable operating leases.

Related Party Matters

In June 2014, our subsidiary entered into an independent contractor agreement with K2C, Inc. (“K2C”), which is wholly owned by the Company’s then Executive Chairman and Co-Founder, Mr. Cosmas N. Lykos, pursuant to which we paid K2C a monthly fee for services performed by Mr. Lykos for our company. The agreement expired on June 1, 2017 and was automatically renewed for one year pursuant to the terms of the agreement. The monthly fee under the agreement was $10,000 and increased to $20,000 effective April 1, 2017.

In February 2018, we entered into a separation and release agreement with K2C, which provided for a lump sum payment of $180,000 and the immediate vesting of 900,000 shares of restricted common stock granted on January 18, 2018, 325,000 shares of restricted common stock granted on October 20, 2015, and 125,000 options granted on November 21, 2014, in exchange for a release of claims and certain other agreements. The Company recognized additional stock based compensation expense of $112,270 for these restricted stock and option awards.

For the three months ended March 31, 2018 and 2017, total cash payments made under these agreements was $220,000 (including the previously discussed lump sum payment) and $30,000 respectively. Under the separation agreement, Mr. Lykos is also eligible to participate in our health, death and disability insurance plans for six months subsequent to K2C’s separation.

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On February 1, 2018, we entered into an Independent Contractor Agreement with Emerald, pursuant to which Emerald will provide such services as are mutually agreed between the Company and Emerald, including reimbursement for reasonable expenses incurred in the performance of the Independent Contractor Agreement. These services can include, but are not limited to corporate advisory services and technical expertise in the areas of business development, marketing and product development. The Independent Contractor Agreement specifies a compensation rate as is agreed between our chief executive officer and Emerald’s chief executive officer on a month-to-month basis. For the three months ended March 31, 2018, the Company incurred expenses of $100,000 under this Agreement. In addition, the Company accrued $15,000 in advisory fees payable directly to Emerald’s chief executive officer for advisory services rendered and these fees were paid in April 2018. The Independent Contractor Agreement has an initial term of ten years.

Legal Matters

General Litigation and Disputes

From time to time, in the normal course of our operations, we may be a party to litigation and other dispute matters and claims. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. An unfavorable outcome to any legal matter, if material, could have a materially adverse effect on our operations or our financial position, liquidity or results of operations. As of March 31, 2018, there were no pending or threatened lawsuits or claims that could reasonably be expected to have a material effect on the Company’s financial position or results of operations, but the Company has filed a petition commencing arbitration as described below.

Pending Series E Preferred Stock Financing and Filing for Arbitration

On May 3, 2017, the Company entered into a securities purchase agreement with a purchaser to sell 1,000,000 shares of a new Series E Preferred Stock, par value $0.001 per share, at a purchase price of $20.00 for each preferred share for aggregate gross proceeds of $20,000,000. The securities purchase agreement provides for no conditions precedent to the close and that closing is not to occur later than July 10, 2017. The purchaser did not provide funding to close the transaction on July 10, 2017 as required under the securities purchase agreement and requested an extension of the closing date. In connection with the signing of the securities purchase agreement, an affiliate of the purchaser entered into a financial guarantee to the benefit of the Company that provided for payment of the purchase price in full within 90 days of exercise. The Company exercised this guarantee on July 12, 2017. The guarantor has failed to pay the $20,000,000 within 90 days of notice of the purchaser’s default, as required by the terms of the guaranty.

On November 8, 2017, the Company filed a petition commencing arbitration against the purchaser and guarantor as well as other related individuals. In the petition, the Company asserts, among other things, breach of contract against the purchaser for its failure to close its purchase of Series E Preferred Stock as required by the securities purchase agreement. The Company also asserts a breach of contract claim against the guarantor for its failure to honor its guarantee of the transaction. The petition was filed with Judicial Arbitration and Mediation Services, Inc., ENDISPUTE in Orange County, California, as required by the securities purchase agreement. The Company has engaged its legal counsel in the matter on a contingent-fee basis and intends to purse damages and remedies in connections with these agreements.

Government Proceedings

Like other companies in the pharmaceutical industry, we are subject to extensive regulation by national, state and local government agencies in the United States. As a result, interaction with government agencies occurs in the normal course of our operations. It is possible that criminal charges and substantial fines and/or civil penalties or damages could result from any government investigation or proceeding. As of March 31, 2018, the Company had no proceedings or inquiries.

Change in Control Severance Plan

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive’s service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months of the executive’s monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer’s healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

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Contract Manufacturing Organization (“CMO”) Agreement

On February 5, 2016, the Company entered into a letter agreement (“Agreement”) with a third party contract manufacturing organization (“CMO”) pursuant to which the CMO is to provide services to Nemus for process development and analytical method development and qualification for Nemus’ pro-drug of tetrahydrocannabinol, or THC, as well as for sample production and a stability study.

Pursuant to the terms of the Agreement, Nemus will pay an estimated $154,000 to $183,000 in fees and expenses for the initial evaluation and development of a process for the production of Nemus’ pro-drug of THC to ensure reproducibility, quality and safety and an estimated $142,900 for analytical method development and qualification. The Company did not recognize any research and development expense under this agreement for the three months ended March 31, 2018 and 2017, respectively. After the initial evaluation and development, Nemus has agreed to pay additional fees and expenses for sample production of Nemus’ pro-drug of THC and a stability study, as well as possible extensions to or modifications of the aforementioned projects.

Nemus may at any time cancel or delay any project under the Agreement prior to the scheduled start date. Nemus must reimburse the CMO for costs incurred prior to and including the date of cancellation plus any reasonable and foreseeable costs associated with stopping work on any project, including the CMO’s loss of revenue incurred as the result of reserving production facilities for Nemus’ exclusive use. Nemus may terminate the Agreement in whole or in part at any time upon 30 days’ written notice.

4. Stockholders’ Deficit and Redeemable Convertible Series B and Convertible Series C, D and F Preferred Stock

Common Stock

In March 2017, the Company issued 605,000 shares of common stock with par value of $0.001 to a third party in exchange for advisory services performed related to raising additional capital. The Company recorded $187,550 as general and administrative expense for the first quarter of 2017 to reflect the fair market value of the common stock issued. The fair market value was determined utilizing the Company’s closing stock price as of the approval date of the advisory fee by the Company’s Board of Directors.

For the year ended December 31, 2017, a Series C Preferred stockholder converted 386 shares of its preferred stock to common stock as allowed under the Series C Preferred Stock Agreement, resulting in the issuance of 1,544,000 shares of common stock at an effective price of $0.25 per share. This represented the completion of converting all of the original Series C Preferred shares to common stock.

For the year ended December 31, 2017, the Series B Preferred stockholders converted 1,197.45 shares of their preferred stock to common stock as allowed under the Series B Preferred Stock Agreement. This resulted in the issuance of 5,910,666 shares of common stock at an effective price of $0.25 per share prior to November 1, 2017 and $0.15 per share from November 1, 2017 to December 27, 2017 after issuance of the Series F Preferred Stock. On December 28, 2017, the conversion rate was reset to $0.10 per share as a result of the convertible bridge loan but no conversions occurred from this date through-year end.

For the year ended December 31, 2017, the Series D Preferred stockholders converted 1,000 shares of their preferred stock as allowed under the Series D Preferred Stock Agreement, resulting in the issuance of 4,000,000 shares of common stock at an effective price of $0.25 per share. On December 28, 2017, the conversion rate was reset to $0.10 per share as a result of the convertible bridge loan but no conversions occurred from this date through-year end.

On January 19, 2018, the Company entered into a Securities Purchase Agreement in which the Company sold to Emerald 15,000,000 shares of common stock and a warrant to purchase 20,400,000 shares of common stock at an exercise price of $0.10 for aggregate gross proceeds of $1,500,000 (“the Emerald Financing”). This transaction also resulted in the conversion of the $900,000 bridge loan (discussed in note 7 below) at $0.10 per share to 9,000,000 shares of common stock and represented the first of two closings under the Agreement. As a result of this transaction, the Company had a change in control and all Board members, with the exception of Dr. Brian Murphy, the Company’s CEO/CMO, tendered their resignation. Emerald has appointed its nominees to the new Board. The Securities Purchase Agreement also provides that in the case of a subsequent financing in which the purchase price is less than $0.10 per share, Emerald shall be issued additional shares in order to protect against anti-dilution.

The second closing under the Emerald Financing occurred on February 16, 2018, pursuant to which Nemus issued and sold to Emerald 15,000,000 shares of Nemus’ common stock, and a warrant to purchase 20,400,000 shares of Common Stock at an exercise price of $0.10 per share for a term of five years. In addition, an accredited investor purchased 2,500,000 shares of common stock and a warrant to purchase 3,400,000 shares of common stock at an exercise price of $0.10 per share for a term of five years. The Company received aggregate gross proceeds of $1,750,000 from this second closing.

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For the three months ended March 31, 2018, all remaining Series B, D, and F stockholders converted their shares of preferred stock to common stock at an effective price of $0.10 per share. This resulted in 2,833.55 Series B Preferred Stock being converted into 28,335,500 shares of common stock, 200 shares of Series D Preferred Stock being converted into 2,000,000 shares of common stock, and 2,000 shares of Series F Preferred Stock being converted into 20,000,000 shares of common stock. All such conversions occurred prior to the change in control which took effect on January 19, 2018. In addition, Series B warrant holders exercised warrants with an intrinsic value of $1,125,291 which resulted in the issuance of 4,406,250 shares of common stock.

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock with a par value of $0.001 per share.

Redeemable Convertible Series B Preferred Stock: In August 2015, the Company sold 5,000 shares of Series B Convertible Preferred Stock and warrants to purchase 6,250,000 shares of the Company’s common stock for an aggregate purchase price of $1,000 per share resulting in gross proceeds of $5.0 million. Each share of preferred stock was initially convertible into 1,250 shares of common stock which resulted in an effective conversion price of $0.80 per common share and could be converted by the holder at any time. The Series B Preferred Stock also has a “down-round” protection feature provided to the investors if the Company subsequently issues or sell any shares of common stock, stock options, or convertible securities at a price less than the conversion price of $0.80 per common share. The conversion price is automatically adjusted down to the price of the instrument being issued. In October 2016, as a result of the Series C Preferred Stock Agreement (as discussed below), the conversion price of the Series B Preferred Stock was reset to $0.40. On December 29, 2016, as a result of the Series D Preferred Stock Agreement, the conversion price of the Series B Preferred Stock was reset to $0.25. On November 1, 2017, as a result of the Series F Preferred Stock Agreement, the conversion price of the Series B Preferred Stock was reset to $0.15 per share. On December 28, 2017 as a result of entering into a Secured Promissory Note for a convertible loan, the Series B Preferred Stock conversion price was reset to $0.10 per share. The Series B Preferred Stock has liquidation preference over other preferred shares and common stock and have voting rights equal to the number of common shares into which each holder’s preferred stock is convertible as of the record date. If dividends are declared on the common stock, the holders of the preferred stock shall be entitled to participate in such dividends on an as-if converted basis. The warrants are exercisable at a price of $1.15 per share, subject to reset, and expire five years from the issuance date.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, Series B Preferred stockholders receive an amount per share equal to the conversion price of $0.10, subject to down-round adjustment, multiplied by the as-if converted share amount of 28,335,500 common shares, totaling $2,833,550 as of December 31, 2017. If upon the liquidation, the assets are insufficient to permit payments to the Series B holders, all assets legally available will be distributed in a pro rata basis among the Series B holders in proportion to the full amounts they would otherwise be entitled to receive. Any remaining assets are distributed pro rata among the common stockholders.

Subject to certain trigger events occurring, the Series B Preferred stockholders have the right to force the Company to redeem the shares of preferred stock at a price per preferred share equal to the greater of (A) 115% of the conversion amount and (B) the product of (1) the conversion rate in effect at such time and (2) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding such triggering event and ending on the date such holder delivers the notice of redemption. Such triggering events include:

•

Failure of the Series B Registration Statement to be declared effective by the Securities and Exchange Commission, or the SEC, on or prior to the date that is ninety days after the Effectiveness Deadline;

•	Suspension of the Company’s common stock from trading for a period of (2) consecutive trading days;

•	Failure of the Company to deliver all the shares of the common stock or make the appropriate cash payments in a timely manner upon conversion of the Series B Preferred;

•	Any default of indebtedness;

•	Any filing of voluntary or involuntary bankruptcy by the Company;

•	A final judgment in excess of $100,000 rendered against the Company;

•	Breach of representations and warranties in the Stock Purchase Agreement; and

•	Failure to comply with the Series B Certificate of Designation or Rule 144 requirements.

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As certain of these triggering events are considered to be outside the control of the Company, the Series B Preferred Stock is considered to be contingently redeemable convertible and as a result, has been classified as mezzanine equity in the Company’s balance sheet.

In 2017, through October 31st, Series B stockholders converted 777.125 shares at a conversion rate of 4000:1 resulting in the issuance of 3,108,500 shares of common stock. Effective with the Series F Preferred Stock Agreement signed on November 1, 2017, the conversion price for the Series B Preferred Stock was reset to $0.15. From November 1st to December 31, 2017, Series B stockholders converted 420.325 shares at a conversion rate of 6666.67:1 resulting in the issuance of 2,802,167 shares of common stock. On December 28, 2017 as a result of entering into a Secured Promissory Note for a convertible loan, the Series B Preferred Stock conversion price was reset to $0.10 per share.

For the three months ended March 31, 2018, the Series B stockholders converted all remaining 2,833.55 shares at a conversion rate of 10,000:1 resulting in the issuance of 28,335,500 shares of common stock. As a result, there is no liquidation preference outstanding as of March 31, 2018 related to the Series B Preferred Stock.

Convertible Series C Preferred Stock: In October 2016, the Company sold 500 shares of Series C convertible preferred stock with a purchase price of $1,000 per share for gross proceeds of $500,000 to a healthcare investment fund under the Series C Preferred Stock Agreement. Each share of Series C Preferred Stock was initially convertible into 2,500 shares of common stock which resulted in an effective conversion price of $0.40 per common share. This resulted in the reduction of the conversion price of the Series B Preferred Stock to $0.40 and a reduction in the exercise price of the Series B warrants to $0.40. On December 29, 2016, as a result of the Series D Preferred Stock Agreement (as discussed below), the conversion price of the Series C Preferred Stock was reset to $0.25. As part of the terms of the Series C Preferred Stock Agreement, the Company entered into a Registration Rights Agreement with the purchaser to file a registration statement to register for resale the shares of common stock underlying the preferred shares within 30 days following the closing of the agreement. Each Preferred Stock is convertible into common stock at any time at the election of the investor. The terms of the Series C Convertible Preferred Stock are as follows:

•

Dividends: Except for stock dividends or other distributions payable in shares of common stock, for which adjustments are to be made to the conversion price, as described below, the stockholder shall be entitled to receive dividends on preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock. No other dividends shall be paid on the preferred stock.

•

Conversion: The preferred stock may be converted at any time, at the option of the holder, into shares of common stock at a conversion price of $0.25 per share (“Series C Conversion Price”). The Series C Conversion Price will be adjusted for customary structural changes such as stock splits or stock dividends. In the event that the Company enters into a merger, consolidation or transaction of a similar effect, the Series C stockholder shall be entitled to receive, upon conversion of the preferred stock, the number of shares of common stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration that would have been received by a holder of the number of shares of common stock into which the preferred stock is convertible immediately prior to such event.

•

Down-Round Protection: The Series C Conversion Price is also subject to “down-round” anti-dilution adjustment which means that if the Company sells common stock or common stock equivalents at a price below the Series C Conversion Price, the Series C Conversion Price will be reduced to an amount equal to the issuance price of such additional shares of common stock or common stock equivalents.

•	Voting Rights: Except as required by law, the Series C Preferred Stock does not have voting rights.

•	Most Favored Nation Provision: If there is a subsequent financing, the Series C stockholder may elect to exchange its Series C Preferred Stock for the security issued on a dollar for dollar basis.

•

Participation Rights: For a twelve month period from the date of the financing, the Series C investors will have the right to participate in subsequent financings up to fifty percent of such financing.

•

Liquidation Provision: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series C Preferred stockholder receives an amount per share equal to the conversion price of $0.40, subject to down-round adjustment, multiplied by the as-if converted share amount of 1,250,000 common shares. If upon the liquidation, the assets are insufficient to permit payments to the Series C and Series D holders, all assets legally available will be distributed to the Series B Preferred stockholders and then any remaining amount is distributed on a pro rata basis among the Series C and Series D holders in proportion to the full amounts they would otherwise be entitled to receive. Any remaining assets are distributed pro rata among the common stockholders.

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The Company also considered the classification of the Series C Preferred Stock Agreement. Because the Most Favored Nation provision is a redemption feature that is outside the control of the Company, the Series C Preferred Stock is considered to be contingently redeemable convertible and as a result, has been classified as mezzanine equity in the Company’s balance sheet.

At the date of the financing, because the effective conversion rate of the preferred stock was less than the market value of the Company’s common stock, a beneficial conversion feature of $325,000 has been recorded as a discount to the preferred stock and an increase to additional paid in capital. Because the preferred stock is perpetual, in October 2016, the Company fully amortized the discount related to the beneficial conversion feature on the deemed dividend in the consolidated statement of operations.

During 2017, all remaining Series C Preferred Stock totaling 386 shares has been converted at a conversion rate of 4000:1 resulting in the issuance of 1,544,000 shares of common stock. As a result, there is no liquidation preference outstanding as of December 31, 2017.

In addition, as a result of the Series D financing and the adjustment in the conversion price, a beneficial conversion feature of $175,000 has been recorded as a discount to the preferred stock and an increase to additional paid in capital. Because the preferred stock is perpetual, in January 2017, the Company fully amortized the discount related to the beneficial conversion feature on the deemed dividend in the consolidated statement of operations.

Convertible Series D Preferred Stock: In January 2017, the Company sold 1,200 shares of Series D convertible preferred stock with a purchase price of $1,000 per share for gross proceeds of $1,200,000 to a healthcare investment fund and other private investors under the Series D Preferred Stock Agreement. Each share of Series D Preferred Stock was initially convertible into 4,000 shares of common stock which resulted in an effective conversion price of $0.25 per common share. This resulted in the reduction of the conversion price of the Series B and Series C Preferred Stock to $0.25 and a reduction in the exercise price of the Series B warrants to $0.25. As part of the terms of the Series D Preferred Stock Agreement, the Company entered into a Registration Rights Agreement with the purchasers to file a registration statement to register for resale the shares of common stock underlying the preferred shares within 30 days following the closing of the agreement. Each Preferred Stock is convertible into common stock at any time at the election of the investor. The terms of the Series D Convertible Preferred Stock are identical to those of the Series C Convertible Preferred Stock agreement discussed above with the exception of the initial conversion price which was $0.25 per common share.

The Company also considered the classification of the Series D Preferred Stock Agreement, the Series D Preferred Stock is considered to be contingently redeemable convertible and as a result, has been classified as mezzanine equity in the Company’s balance sheet because the Most Favored Nation provision is a redemption feature that is outside the control of the Company.

At the date of the financing, because the effective conversion rate of the preferred stock was less than the market value of the Company’s common stock, a beneficial conversion feature of $536,000 has been recorded as a discount to the preferred stock and an increase to additional paid in capital. Because the preferred stock is perpetual, in January 2017, the Company fully amortized the discount related to the beneficial conversion feature on the deemed dividend in the consolidated statement of operations.

For the year ended December 31, 2017, the Series D stockholders converted 1,000 shares at a conversion rate of 4000:1 and a conversion price of $0.25 per share resulting in the issuance of 4,000,000 shares of common stock. Effective with the Series F Preferred Stock Agreement signed on November 1, 2017, the conversion price for the Series D Preferred Stock was reset to $0.15. On December 28, 2017 as a result of entering into a Secured Promissory Note for a convertible loan, the Series D Preferred Stock conversion price was reset to $0.10 per share.

The Series D stock has liquidation preference over common stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, Series D Preferred stockholders receive an amount per share equal to the conversion price of $0.10, subject to down-round adjustment, multiplied by the as-if converted share amount of 2,000,000 common shares, totaling $200,000 as of December 31, 2017.

For the three months ended March 31, 2018, the Series D stockholders converted all remaining 200 shares at a conversion rate of 10,000:1 resulting in the issuance of 2,000,000 shares of common stock. As a result, there is no liquidation preference outstanding as of March 31, 2018 related to the Series D Preferred Stock.

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Convertible Series F Preferred Stock: In November 2017, the Company sold 2,000 shares of Series F convertible preferred stock with a purchase price of $1,000 per share for gross proceeds of $2,000,000 to a healthcare investment fund under the Series F Preferred Stock Agreement. Each share of Series F Preferred Stock is convertible into 6,666.67 shares of common stock which results in an effective conversion price of $0.15 per common share. This resulted in the reduction of the conversion price of the Series B and D Preferred Stock to $0.15 and a reduction in the exercise price of the Series B warrants to $0.15. On December 28, 2017, as a result of entering into a Secured Promissory Note for a convertible bridge loan, the conversion price of the Series F Preferred Stock was reset to $0.10. As part of the terms of the Series F Preferred Stock Agreement, the Company entered into a Registration Rights Agreement with the purchaser to file a registration statement to register for resale the shares of common stock underlying the preferred shares within 30 days following the closing of the agreement. Each Preferred Stock is convertible into common stock at any time at the election of the investor. The terms of the Series F Convertible Preferred Stock are as follows:

•

Dividends: Except for stock dividends or other distributions payable in shares of common stock, for which adjustments are to be made to the conversion price, as described below, the stockholder shall be entitled to receive dividends on preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock. No other dividends shall be paid on the preferred stock.

•

Conversion: The preferred stock may be converted at any time, at the option of the holder, into shares of common stock at a conversion price of $0.10 per share (“Series F Conversion Price”). The Series F Conversion Price will be adjusted for customary structural changes such as stock splits or stock dividends. In the event that the Company enters into a merger, consolidation or transaction of a similar effect, the Series F stockholder shall be entitled to receive, upon conversion of the preferred stock, the number of shares of common stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration that would have been received by a holder of the number of shares of common stock into which the preferred stock is convertible immediately prior to such event.

•

Down-Round Protection: The Series F Conversion Price is also subject to “down-round” anti-dilution adjustment which means that if the Company sells common stock or common stock equivalents at a price below the Series F Conversion Price, the Series F Conversion Price will be reduced to an amount equal to the issuance price of such additional shares of common stock or common stock equivalents.

•	Voting Rights: Except as required by law, the Series F Preferred Stock does not have voting rights.

•

Discretionary Redemption Provision: If there is a subsequent transaction that results in a change in control, the Series F stockholder may require the Company to redeem the shares for the sum of 150% of the aggregate stated valued of the Series F Shares and all liquidated damages. However, if net proceeds from the triggering transaction are less than $6 million then the redemption amount shall equal 50% of the total proceeds of such transaction.

•

Participation Rights: For an eighteen month period from the date of the financing, the Series F investors will have the right to participate in subsequent financings up to fifty percent of such financing.

•	Liquidation Provision: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series F stockholder has no liquidation preference.

Subject to certain trigger events occurring, the Series F Preferred stockholders have the right to force the Company to redeem the shares of preferred stock at a price per preferred share equal to the greater of (A) 130% of the conversion amount and (B) the product of (1) the conversion rate in effect at such time and (2) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding such triggering event and ending on the date such holder delivers the notice of redemption. Such triggering events include:

•

Failure of the Series F Registration Statement to be declared effective by the Securities and Exchange Commission, or the SEC, on or prior to the date that is one hundred and eighty (180) days after the Effectiveness Deadline;

•	Suspension of the Company’s common stock from trading for a period of five (5) consecutive trading days;

•	Failure of the Company to deliver all the shares of the common stock or make the appropriate cash payments in a timely manner upon conversion of the Series F Preferred;

•	Any default of indebtedness;

•	Any filing of voluntary or involuntary bankruptcy by the Company;

•	A final judgment in excess of $100,000 rendered against the Company;

•	Breach of representations and warranties in the Stock Purchase Agreement;

•	Failure to comply with the Series F Certificate of Designation or Rule 144 requirements; and

•	A change in control that would result in the holder exercising its put option (discussed in Note 5 below).

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As certain of these triggering events are considered to be outside the control of the Company, the Series F Preferred Stock is considered to be contingently redeemable convertible and as a result, has been classified as mezzanine equity in the Company’s balance sheet.

At the date of the financing, because the conversion of the preferred stock was contingent upon certain events, the conversion feature was determined to not be beneficial.

In addition, on December 28, 2017, as a result of entering into a Secured Promissory Note for a convertible loan which resulted in the adjustment of the conversion price to $0.10, a beneficial conversion feature of $333,333 has been recorded as a discount to the preferred stock and an increase to additional paid in capital. Because the preferred stock is perpetual, in December 2017, the Company fully amortized the discount related to the beneficial conversion feature on the deemed dividend in the consolidated statement of operations.

For the three months ended March 31, 2018, the Series F stockholders converted all remaining 2,000 shares at a conversion rate of 10,000:1 resulting in the issuance of 20,000,000 shares of common stock. As such, there was no liquidation preference outstanding related to the Series F preferred stock as of March 31, 2018.

Warrants

Warrants vested and outstanding as of March 31, 2018 are summarized as follows:

			Amount
	Exercise	Term	Issued and
Source	Price	(Years)	Outstanding

Pre 2015 Common Stock Warrants	$1.00	6-10	4,000,000
2015 Common Stock Warrants	$1.15-$5.00	5-10	442,000
2015 Series B Financing (see Note 6)
Common Stock Warrants to Series B Stockholders	$0.00	5	1,843,750
Placement Agent Warrants	$0.00	5	187,500
2016 Common Stock Warrants to Service Providers	$1.15	10	40,000
2016 Series C Placement Agent Warrants	$0.40	5	125,000
2017 Series D Placement Agent Warrants	$0.25	5	480,000
2017 Common Stock Warrants to Service Provider	$0.41	5	125,000
2018 Emerald Financing Warrants	$0.10	5	44,200,000

Total warrants vested and outstanding as of March 31, 2018			51,443,250

2017 Warrants

In January 2017, the Company issued 480,000 warrants to purchase common stock to its investment banker in exchange for services rendered in conjunction with the Series D Preferred Stock financing. The warrants vest immediately and have an exercise price of $0.25 per share with a term of five years. The Company estimated the value of the warrants to be $115,200 utilizing the Black-Scholes option pricing model and recorded this amount to issuance costs.

In February 2017, the Company entered into an agreement with one of its investors to provide advisory services on all matters including financing. In conjunction with this agreement, the Company issued warrants that vest immediately to purchase 125,000 shares of common stock with an exercise price of $0.41 per share with a term of five years. The Company estimated the warrant value to be $30,000 utilizing the Black-Scholes option pricing model and recorded this amount to general and administrative expense for the year due to the immediate vesting.

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2018 Warrants

In January and February 2018, the Company issued 44,200,000 warrants to purchase common stock to Emerald Health Sciences and an accredited investor in conjunction with the Emerald Financing discussed above. The warrants vest immediately and have an exercise price of $0.10 per share with a term of five years. The Company reviewed the classification of the warrants as liabilities or equity under the guidance of ASC 480-10, Distinguishing Liabilities from Equity, and concluded that the Emerald warrants should be classified as a liability. See additional discussion in Note 6 below.

There are significant judgments and estimates inherent in the determination of the fair value of the Company’s warrants. These judgments and estimates included the assumptions regarding its future operating performance, the time to completing a liquidity event and the determination of the appropriate valuation methods. If the Company had made different assumptions, its warrant valuation could have been significantly different.

Stock Option Plan: 2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan (the “2014 Plan”) was adopted to provide a means by which officers, non-employee directors, and employees of and consultants to the Company and its affiliates could be given an opportunity to acquire an equity interest in the Company. All officers, non-employee directors, and employees of and consultants to the Company are eligible to participate in the 2014 Plan.

On October 31, 2014, after the closing of the Merger, our Board of Directors approved the 2014 Plan. The 2014 Plan reserved 3,200,000 shares for future grants. As of March 31, 2018, options (net of canceled or expired options) covering an aggregate of 1,030,000 shares of the Company’s common stock had been granted under the 2014 Plan, and the Company had 1,030,000 options outstanding and 970,000 shares available for future grants under the 2014 Plan.

Options granted under the 2014 Plan expire no later than 10 years from the date of grant. Options granted under the 2014 Plan may be either incentive or non-qualified stock options. For incentive and non-qualified stock option grants, the option price shall be at least 100% of the fair value on the date of grants, as determined by the Company’s Board of Directors. If at any time the Company grants an option, and the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value and shall not be exercisable more than five years after the date of grant.

Options granted under the 2014 Plan may be immediately exercisable if permitted in the specific grant approved by the Board of Directors and, if exercised early may be subject to repurchase provisions. The shares acquired generally vest over a period of five years from the date of grant. The Company granted options to purchase 1,030,000 shares net of cancellations and expirations through March 31, 2018 under the 2014 Plan.

The following is a summary of activity under the 2014 Plan as of March 31, 2018:

	Shares	Options Outstanding
	Available			Weighted
	for Grant of			Average
	Options &	Number of	Price per	Exercise
	Shares	Shares	Share	Price

Balance at December 31, 2017	870,000	1,130,000	$0.42-3.00	$0.60
Options granted	-	-	$-	$-
Options exercised	-	-	$-	$-
Options cancelled	100,000	(100,000)	$0.42-$3.00	$2.57
Balance at March 31, 2018	970,000	1,030,000	$0.42-$3.00	$0.42

Vested and Exercisable at March 31, 2018		668,000	$0.42	$0.42

The weighted-average remaining contractual term of options vested and exercisable at March 31, 2018 was approximately 6.62 years.

During the three months ended March 31, 2018, the Company had cancellations of vested stock options totaling 100,000 options. Stock compensation expense for the three months ended March 31, 2018 and 2017 was $41,005 and $86,544, respectively, and was recorded to general and administrative expense.

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The aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the stock options at March 31, 2018 for those stock options for which the quoted market price was in excess of the exercise price (“in-the-money options”). As of March 31, 2018, the aggregate intrinsic value of options outstanding was $0. As of March 31, 2018, 668,000 options to purchase shares of common stock were exercisable.

The total amount of unrecognized compensation cost related to non-vested stock options was $349,013 as of March 31, 2018. This amount will be recognized over a weighted average period of 1.42 years.

Restricted Stock Awards

Restricted stock awards (“RSAs”) are granted to our Board of Directors and members of senior management and are issued pursuant to the Company’s 2014 Omnibus Incentive Plan. On October 20, 2015, a total of 1,200,000 RSAs were granted to members of the Company’s senior management and Board of Directors with a fair market value of approximately $900,000. These RSAs vest from one to three years from the grant date as services are rendered to the Company.

On January 18, 2018, the Company entered into Restricted Stock Agreements with each of Dr. Murphy, Elizabeth Berecz, CFO, and Cosmas N. Lykos, the Company’s Founder granting 900,000, 700,000, and 900,000 shares of restricted common stock, respectively, with a fair market value of $475,000. These agreements were issued outside of the 2014 Omnibus Incentive Plan. The restricted stock vests in equal 50% installments on the first and second anniversaries of the grant date, subject to continued employment with Nemus through the applicable vesting date. Each Restricted Stock Agreement provides that if an executive’s employment or service is terminated by the Company without cause, or is terminated by the grantee for good reason, then the executive shall be entitled to receive a cash severance payment equal to six months of their base compensation, payable in substantially equal installments during the six-month period following the separation along with accelerated vesting of all outstanding stock awards.

On February 28, 2018, in conjunction with the signing of the K2C separation agreement discussed in Note 3 above, Mr. Lykos’ unrestricted stock awards amounting to 1,225,000 shares became immediately vested resulting in the recording of compensation expense of $117,958 which represents the fair market value of those shares as of the separation date.

For the three months ended March 31, 2018 and 2017, the Company recorded $188,604 and $65,625 during each period, in stock-based compensation expense related to these restricted stock awards. The total amount of unrecognized compensation cost related to non-vested RSAs was $384,396 as of March 31, 2018.

Stock-Based Compensation Expense

The Company recognizes stock-based compensation expense based on the fair value of that portion of stock options that are ultimately expected to vest during the period. Stock-based compensation expense recognized in the consolidated statements of operations includes compensation expense for stock-based awards based on the estimated grant date fair value over the requisite service period. For the three months ended March 31, 2018 and 2017, the Company recognized stock-based compensation expense of $229,609 and $152,169 (including compensation expense for RSAs discussed above) which was recorded as a general and administrative expense in the consolidated statements of operations.

5. Provisions for Conversion of Preferred Stock and Put Option Liability

Series B Preferred Stock Conversion Liability

As of August 20, 2015, in connection with the Series B Preferred Stock financing, the Company recorded a liability related to down-round protection provided to the stockholders in the event that the Company would affect another sale or issuance of common stock, stock options or convertible securities with a price per share below $0.80. With the assistance of a third-party valuation specialist, the Company valued the conversion liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the financing. The Company also performed a review of the conversion liability in conjunction with ASC 815, Derivatives and Hedging/Contracts in Entity’s Own Equity, and determined that the liability requires bifurcation and re-measurement to fair market value at the end of each reporting period. The derivative was valued at $75,488 and was booked as a current liability as of September 30, 2015. The value of this embedded derivative was determined utilizing a with and without method by valuing the preferred stock with and without the down round protection.

As of December 31, 2017, the Company engaged a third-party valuation specialist to re-measure the conversion liability to fair market value as of that date utilizing the same methodology previously performed. The derivative was classified as a current liability and was adjusted to $6,715 as of December 31, 2017. The change in fair market value was recorded as non-operating income of $102,848 for the year ended December 31, 2017.

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During the three months ended March 31, 2018, all remaining Series B Preferred Stock was converted to common stock by their shareholders and as a result, the Series B conversion liability was reduced to zero as of March 31, 2018. The reduction of this liability totaling $6,715 was recorded as non-operating income for the three months ended March 31, 2018.

Series F Preferred Stock Put Option Liability

As of November 1, 2017, in connection with the Series F Preferred Stock financing, the Company recorded a put option liability related to discretionary redemption provided to the stockholders in the event that the Company would undergo a subsequent financing that would result in a change in control. With the assistance of a third-party valuation specialist, the Company valued the conversion liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the financing. The Company also performed a review of the conversion liability in conjunction with ASC 815, Derivatives and Hedging/Contracts in Entity’s Own Equity, and determined that the liability requires bifurcation and re-measurement to fair market value at the end of each reporting period. The derivative was valued at $103,364 and was booked as a current liability as of November 1, 2017. The value of this embedded derivative was determined utilizing a with and without method by valuing the preferred stock with and without the down round protection.

As of December 31, 2017, the Company engaged a third-party valuation specialist to re-measure the conversion liability to fair market value as of that date utilizing the same methodology previously performed. The derivative was classified as a current liability and was considered de minimis as of December 31, 2017. The change in fair market value was recorded as non-operating income of $103,364 for the year ended December 31, 2017. In March 2018, the Series F Preferred shareholder converted their shares to common stock and as a result, the Company did not record a put option liability as of March 31, 2018.

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6. Series B Warrant and Emerald Warrant Liabilities

Series B Warrant Liability

In conjunction with the Series B Preferred Stock financing, the Company issued 6,437,500 common stock warrants that are exercisable at a price of $1.15 per share and expire five years from the issuance date. The warrants were initially valued at $2,935,800 utilizing the Black-Scholes pricing model. The warrants are exercisable in cash or through a cashless exercise provision and contain certain cash redemption rights. The Series B warrants also have a “down-round” protection feature provided to the investors if the Company subsequently issues or sells any shares of common stock, stock options, or convertible securities at a price less than the exercise price of $1.15 per each warrant. The exercise price is automatically adjusted down to the price of the instrument being issued. In October 2016, as a result of the Series C Preferred Stock financing, the exercise price was adjusted to $0.40 and in December 2016, as a result of the Series D Preferred Stock financing, the exercise price was adjusted to $0.25. In November 2017, as a result of the Series F Preferred Stock financing, the exercise price was adjusted to $0.15 and on December 28, 2017, the exercise price was adjusted to $0.10 after the company entered into a Secured Promissory Note for a convertible loan. The Company reviewed the classification of the warrants as liabilities or equity under the guidance of ASC 480-10, Distinguishing Liabilities from Equity, and concluded that the Series B warrants should be classified as a liability. The Company then applied the fair value allocation methodology for allocating the proceeds of $5.0 million received from the Series B financing between the conversion liability and the warrants with the residual amount being allocated to the preferred stock. The Company also performed the same valuation as of December 31, 2017 utilizing the Black-Scholes pricing model. This resulted in a warrant value of $551,322 as of December 31, 2017. The change in fair market value at the re-measurement date was recorded as non-operating income totaling $560,986 for the year ended December 31, 2017.

In January 2018, Series B warrant holders exercised 987,000 warrants at an exercise price of $0.10 resulting in cash proceeds to the Company of $98,700. On January 19, 2018 as a result of the Emerald Financing, the Series B warrant exercise price was reset to $0.00. The strike price for these warrants is now permanently reset. Subsequent to this date, Series B warrant holders exercised 3,419,250 warrants resulting in the issuance of 3,419,250 shares of common stock with no consideration. The intrinsic value of the warrant exercises for the three months ended March 31, 2018 was $1,125,291. At each of the exercise dates, the Company marked the warrants to fair market value which was determined by a Black Scholes computation which considered the closing trading price on the exercise dates. As of March 31, 2018, the fair market value of the remaining Series B warrants was also determined via a Black Scholes computation. As such, the Company recorded a liability of $483,438 and the change in fair market value for these warrants along with the warrant exercises totaling $1,223,991 was recorded as non-operating expense during the three months ended March 31, 2018. As the remaining warrant holders still held certain cash redemption rights upon the occurrence of certain fundamental transactions, as defined in the Series B warrant agreements, the warrants were still considered to require liability classification. The assumptions utilized for the Black Scholes computations are outlined below:

	As of Period End
	March 31, 2018	December 31, 2017
Dividend yield	0.00%	0.00%
Volatility factor	70.00%	70.00%
Risk-free interest rate	1.95%	1.947-1.949%
Expected term (years)	2.25	2.64-2.65
Weighted-average fair value of warrants	$0.238	$0.086

Emerald Warrant Liabilities

Warrant liability

In January and February 2018, the Company issued 44,200,000 warrants to purchase common stock in conjunction with the Emerald Financing discussed above. The warrants vest immediately and have an exercise price of $0.10 per share with a term of five years. The warrants are exercisable in cash or through a cashless exercise provision. The warrants also have an anti-dilution protection feature provided to the investors if the Company subsequently issues or sells any shares of common stock, stock options, or convertible securities at a price less than the exercise price of $0.10 per each warrant. The exercise price is automatically adjusted down to the price of the instrument being issued. In addition, the warrant holder has the right to participate in subsequent financing transactions on an as-if converted basis. The Company reviewed the classification of the warrants as liabilities or equity under the guidance of ASC 480-10, Distinguishing Liabilities from Equity, and concluded that the Emerald warrants should be classified as a liability and re-measured to fair market value at the end of each reporting period. With the assistance of a third-party valuation specialist, the Company valued the warrant liability utilizing the Monte Carlo valuation method pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing dates of the financings and as of March 31, 2018.

As of January 18, 2018 and February 16, 2018, in connection with the Emerald Financing, the Company recorded a warrant liability related to a discretionary redemption provided to the warrant holders in the event that the Company would undergo a subsequent financing that would result in a change in control. With the assistance of a third-party valuation specialist, the Company valued the warrant liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the financing. The Company also performed a review of the warrant liability in conjunction with ASC 815, Derivatives and Hedging/Contracts in Entity’s Own Equity, and determined that the warrant liability does not requires bifurcation. As of March 31, 2018, the derivative was classified as a current warrant liability valued at $138,630. Because the amount of proceeds related to this financing exceeded the value assigned to the related Emerald warrant liability, the full amount of the warrant liability was charged to non-operating expense and included as part of the fair value in excess of proceeds adjustment discussed below.

Fair Value Computations

The estimated fair value of the warrants issued on January 19, 2018 (the January Closing Date) and at March 31, 2018 was $4,654,922 and $3,671,089, respectively. The estimated fair value of the warrants issued on February 16, 2018 (the February Closing Date) and at March 31, 2018 was $5,631,051 and $4,296,315, respectively. The change in fair market value from the closing dates to March 31, 2018 amounted to $2,318,569 and was recorded as non-operating income for the three-month period then ended.

Given that the fair value of the derivative warrants issued on the January Closing Date exceeded the total proceeds of the private placement of $1,500,000, as of that date, no net amounts above par value were allocated to common stock. The $3,154,922 amount by which the recorded liabilities exceeded the proceeds was charged to non-operating expense at the January Closing Date. Given that the fair value of the derivative warrants issued on the February Closing Date exceeded the total proceeds of the private placement of $1,750,000, as of that date, no net amounts above par value were allocated to commons stock. The $3,881,051 amount by which the recorded liabilities exceeded the proceeds was charged to non-operating expense at the February Closing Date. In addition, given that there were no amounts allocated to common stock related to these two closings, issuance costs totaling $137,191 were also charged to non-operating expense at the closing dates.

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The derivative liabilities were valued based on Monte Carlo simulations conducted at the closing dates of the January and February closings and at March 31, 2018 using the following assumptions:

	March 31, 2018	On issuance
Dividend yield	0.00%	0.00%
Volatility factor	70.00%	70.00%
Risk-free interest rate	2.54-2.55%	2.45-2.6%
Expected term (years)	4.8-4.88	5.0
Closing price per share of common stock	$0.24	$0.29-0.30

7. Convertible Bridge Loan

On December 28, 2017, the Company entered into a Secured Promissory Note and Security Agreement for a convertible loan with Emerald. The bridge loan provides for aggregate gross proceeds to Nemus of up to $900,000 and is secured by all of Nemus’ assets. Nemus received proceeds of $500,000 on December 28, 2017 and on January 19, 2018, the Company received the remaining $400,000 in funding as it had satisfied the conditions of the funding. These conditions required receipt of conversion notices from all the existing Series B shareholders to convert their preferred shares to common stock. Such conversions occurred in January and February of 2018. Also, on January 19, 2018, in conjunction with the Emerald Securities Purchase Agreement, the bridge loan was converted at $0.10 per share to common stock resulting in the issuance of 9,000,000 additional shares.

In connection with the convertible bridge loan financing, the Company recorded a liability related to the conversion option of the bridge loan into the Company’s common stock due to a down-round protection feature present in the loan agreement. The Company valued the conversion liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the financing utilizing the Black Scholes valuation methodology and the assumptions discussed in Note 6 above. This resulted in a conversion liability value of $265,000 as of the financing close date which was one trading day prior to December 31, 2017. The second funding in January 2018 resulted in an additional conversion liability which was $360,000. The Company recorded amortization of this debt discount of $34,608 to non-operating expense prior to the conversion of the debt. In addition, the Company then marked to market the conversion liabilities to $810,000 utilizing the assumptions discussed above and recorded a change in fair value on conversion right of $185,000 as a non-operating expense. At the time of the conversion, the Company extinguished the debt and the associated conversion liability and issued the common stock at fair market value resulting in a loss on extinguishment of $590,392 which was recorded as a non-operating expense for the three months ended March 31, 2018.

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8. Income Taxes

Under the FASB's accounting guidance related to income tax positions, among other things, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a fifty (50) % likelihood of being sustained. Additionally, the guidance provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to the Company's ability to utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at March 31, 2018. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying consolidated statement of operations to offset pre-tax losses.

The Company has no material uncertain tax positions as of March 31, 2018.

9. Subsequent Events

Separation of Chief Financial Officer

On April 30, 2018, the Company entered into a separation agreement and release (the “Separation Agreement”) with Elizabeth Berecz, the Company’s current Chief Financial Officer. Ms. Berecz’s separation will be effective May 25, 2018 (the “Separation Date”), and she will remain the Company’s principal financial officer until the Separation Date.

Pursuant to the Separation Agreement, Ms. Berecz has agreed to certain ongoing cooperation obligations and to provide certain releases and waivers as contained in the Separation Agreement. As consideration under the Separation Agreement, the Company has agreed to provide Ms. Berecz compensation and benefits as follows: (i) through the Separation Date, an annualized base salary at the rate in effect for her as of the date of the Separation Agreement; (ii) a lump sum gross payment of $145,833, in consideration for the restrictive covenants contained in the Separation Agreement; (iii) reimbursement for payments made by Ms. Berecz for COBRA coverage for a period of six (6) months following the Separation Date; and (iv) Ms. Berecz’s unrestricted stock awards amounting to 1,050,000 shares and unvested stock options totaling 100,000 shares became immediately vested.

Appointment of New Chief Financial Officer

On April 5, 2018, the Company agreed to an offer letter with Doug Cesario, pursuant to which Mr. Cesario joined the Company on April 23, 2018 and will be appointed as Chief Financial Officer of the Company effective May 26, 2018.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements for the three months ended March 31, 2018 and 2017 (unaudited) and the year ended December 31, 2017 together with notes thereto. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under "Risk Factors" and elsewhere in this Quarterly Report on Form 10-Q.

Unless otherwise provided in this Quarterly Report, references to "we," "us," "our" and "Nemus" in this discussion and analysis refer to Nemus Bioscience, Inc., a Nevada corporation formerly known as Load Guard Logistics, Inc. ("LGL"), together with its wholly-owned subsidiary, Nemus, a California corporation ("Nemus"). Nemus became the wholly owned subsidiary of Nemus Bioscience, Inc. through the closing of a reverse merger transaction (the "Merger") pursuant to which a wholly owned subsidiary of LGL formed solely for the purpose of the Merger merged with and into Nemus and LGL changed its name to Nemus Bioscience, Inc.

The Merger has been accounted for as a reverse merger and recapitalization, with Nemus as the acquirer and LGL as the acquired company for financial reporting purposes. As a result, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Nemus and will be recorded at the historical cost basis of Nemus, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of LGL and Nemus, the historical operations of Nemus and the operations of the combined enterprise of LGL and Nemus from and after the closing date of the Merger.

Overview

We are a biopharmaceutical company focused on the discovery, development, and the commercialization of cannabis-based therapeutics, or cannabinoids, through a number of agreements with the University of Mississippi, or UM. UM has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968, and it has significant expertise in cannabis cultivation and the extraction, separation, process and manufacture of cannabis extracts. We are currently UM's sole partner for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids, and the realization of this partnership will depend on the successful navigation of the complex regulatory framework for the cultivation and handling of cannabis in the United States.

Recent Events and Significant Contracts

UM 5050 pro-drug agreements:

On September 29, 2014, the Company executed three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 5050, a pro-drug formulation of tetrahydrocannabinol, or THC for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM 1250, a bio-adhesive hot melt extruded film for topical and mucosal adhesion application and drug delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements, if the milestones are achieved, is $2.1 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. The agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM 5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 15, 2017 to June 14, 2018.

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UM 8930 analogue agreements:

On December 14, 2015, the Company executed two license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 8930, an analogue formulation of cannabidiol (“CBD”) for products administered through each of ocular or rectal delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements, if the milestones are achieved, is $1.4 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

On December 14, 2015, we signed a renewable option agreement for the rights to explore other routes of delivery of UM8930 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 15, 2017 to June 14, 2018.

UM 5070 license agreement:

On January 10, 2017, the Company entered into a license agreement with UM pursuant to which UM granted the Company an exclusive, perpetual license, including the right to sublicense, under intellectual property related to UM 5070, a platform of cannabinoid-based molecules to research, develop and commercialize products for the treatment of infectious diseases. The license agreement culminates roughly one year of screening and target molecule identification studies especially focused on therapy-resistant infectious organisms like methicillin-resistant Staphylococcus aureus (MRSA). The license agreement contains certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date and this amount was paid in January, 2018. The aggregate milestone payment under the license agreements, if the milestones are achieved, is $0.7 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

Critical Accounting Policy and Estimates

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

During the three months ended March 31, 2018, there were no significant changes to the items that were disclosed as our critical accounting policies and estimates in Note 1 to our financial statements for the year ended December 31, 2017 contained in our Form 10-K as filed with the SEC on March 19, 2018.

Results of Operations

For the three months ended March 31, 2018 and 2017

Revenues. To date, we have not generated any revenues, and do not expect to generate any revenue from the sale of products in the near future.

Operating expenses. For the three months ended March 31, 2018, our total operating expenses were $1,251,361 as compared to $1,380,153 for the three months ended March 31, 2017. The decrease in operating expenses was due to the items noted below:

Research and development. Research and development expenses for the three months ended March 31, 2018 were $25,000 which consisted of license renewal fees for UM 8930. There were no contract research and development expenses due to the limited cash balances available to the Company.

Research and development expenses for the three months ended March 31, 2017, were $92,100 which primarily consisted of up-front license fees for UM 8930 and contract research and development expenses.

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General and administrative. General and administrative expenses for the three months ended March 31, 2018 were $1,226,361 which primarily consisted of salaries, stock compensation expense, consulting fees and professional fees related to the Company’s capital raising efforts and regulatory filings. By comparison, general and administrative expenses for the three months ended March 31, 2017 were $1,288,053 which primarily consisted of the same components. Management reduced general and administrative expenses in the areas of investor relations, travel, rent, and office-related expenses resulting in the lower level of expense for 2018.

Other income and expenses. For the three months ended March 31, 2018, the Company had non-operating expense of $6,959,332 which consisted of the following items:

•

$(1,162,493) represented a change in the fair value of the Series B and Emerald warrant liabilities along with the adjustment to fair market value for warrant exercises completed during the quarter; the decrease in the warrant value was primarily attributable to the change in the fair value of the company's common stock.

•

$7,174,634 represented a reduction in the fair value of the Emerald warrant liability in excess of proceeds received that was recorded as non-operating expense. In addition, issuance costs totaling $137,191 were also charged to non-operating expense due to the full allocation of the proceeds to the Emerald warrant liability.

•	$34,608 represented the amortization of debt discount and $185,000 represented the change in fair value of the bridge loan conversion liability prior to conversion.

•	$590,392 represented the loss on extinguishment of the convertible debt.

For the three months ended March 31, 2017, the Company had non-operating income of $97,766 which consisted of the following components:

•

$12,561 represented a change in the fair value of the Series B warrant liability as determined by a third party independent valuation conducted as of March 31, 2017; the decrease in the warrant value was primarily attributable to the change in the fair value of the company's common stock.

•	$85,205 represented a change in the fair value of the conversion right related to the Series B preferred stock issuance as estimated from the same valuation referenced above.

Net (income) loss. For the three months ended March 31, 2018, we had a net loss of $8,213,793 as compared to a net loss of $1,283,218 for the three months ended March 31, 2017. The increase in net loss was primarily attributable to the reduction in the fair value of the Emerald warrant liability in excess of proceeds received that was recorded as non-operating expense for the quarter as well as the loss on extinguishment of the convertible bridge loan from Emerald. We expect to incur net losses for the foreseeable future.

Liquidity and Capital Resources

We had cash and cash equivalents of $2,945,312 as of March 31, 2018, as compared to $259,955 as of December 31, 2017. This increase is primarily attributable to the proceeds of $3,250,000 from the Emerald financing along with the $900,000 convertible bridge loan from Emerald as previously discussed. We anticipate that we will continue to incur net losses into the foreseeable future in order to advance and develop a number of potential drug candidates into preclinical development activities and support our corporate infrastructure which includes the costs associated with being a public company. Without additional funding, management believes that we will not have sufficient funds to meet our obligations beyond one year after the date the consolidated financial statements are issued. These conditions give rise to substantial doubt as to our ability to continue as a going concern.

We have been, and intend to continue, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations, cease operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.

During the next twelve months, we expect to incur significant research and development expenses with respect to our products. The majority of our research and development activity is focused on development of potential drug candidates and preclinical trials.

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We also expect to incur significant legal and accounting costs in connection with being a public company. We expect those fees will be significant and will continue to impact our liquidity. Those fees will be higher as our business volume and activity increases.

We also anticipate that we will need to hire additional employees or independent contractors as the Company prepares to enter clinical studies.

Going Concern

Our independent registered public accounting firm has issued a report on our audited financial statements for the fiscal year ended December 31, 2017 that included an explanatory paragraph referring to our recurring operating losses and expressing substantial doubt in our ability to continue as a going concern. Our unaudited consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/ or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. Our unaudited consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

Item 4. Controls and Procedures.

Evaluation of disclosure controls and procedures. We maintain controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management including our principal executive and principal financial officers, as appropriate, to allow timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, management recognizes that any control and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objectives, and in reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

We conducted an evaluation, under the supervision and with the participation of our principal executive and financial officers, of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2018. Based upon their evaluation and subject to the foregoing, the principal executive and financial officers have concluded that, as of the end of the period covered by this report, the disclosure controls and procedures were effective at a reasonable assurance level.

Changes in internal controls. Management determined there were no changes in our internal control over financial reporting that occurred during the fiscal quarter covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

Item 1. Legal Proceeding

On November 8, 2017, the Company filed a petition commencing arbitration as described in Note 3 under Pending Series E Preferred Stock Financing and Filing for Arbitration.

Item 1A. Risk Factors.

Investing in our common stock involves a high degree of risk. Our Annual Report on Form 10-K for the year ended December 31, 2017 includes a detailed discussion of our risk factors under the heading "Part I, Item 1A-Risk Factors." There are no changes from the risk factors previously disclosed in our Annual Report on Form 10-K. You should carefully consider the risk factors discussed in our Annual Report on Form 10-K as well as the other information in this report before deciding whether to invest in shares of our common stock. The occurrence of any of the risks discussed in the Annual Report on Form 10-K could harm our business, financial condition, results of operations or growth prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

31.1	Certification of Principal Executive Officer, pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934
31.2	Certification of Principal Financial Officer, pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934
32.1+	Certification of Principal Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2+	Certification of Principal Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.ins	Instance Document
101.sch	XBRL Taxonomy Schema Document
101.cal	XBRL Taxonomy Calculation Linkbase Document
101.def	XBRL Taxonomy Definition Linkbase Document
101.lab	XBRL Taxonomy Label Linkbase Document
101.pre	XBRL Taxonomy Presentation Linkbase Document

_____________

+ Furnished herewith and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nemus Bioscience, Inc., a Nevada corporation

May 15, 2018	By:	/s/ Brian Murphy
Brian Murphy
	Its:	Chief Executive Officer (Principal Executive Officer)

May 15, 2018	By:	/s/ Elizabeth Berecz
Elizabeth Berecz
	Its:	Chief Financial Officer (Principal Financial and Accounting Officer)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018 (May 25, 2018)

Nemus Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 North Marina Drive, Long Beach, CA 90803

(Address of principal effective offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 396-0330

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Cesario Employment Agreement

On May 26, 2018, and as previously announced, Douglas Cesario was appointed as the Chief Financial Officer of Nemus Bioscience, Inc. (the “Company”). Mr. Cesario, who will also be the Company’s principal financial and accounting officer, replaces Ms. Elizabeth Berecz in these positions.

In connection with his appointment, Mr. Cesario and the Company entered into an employment agreement on May 25, 2018 (the “Cesario Employment Agreement”), which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following description of the Cesario Employment Agreement is qualified in its entirety by reference to such Exhibit.

The Cesario Employment Agreement provides for an annual base salary of $250,000 per year and an annual discretionary bonus based in part on Mr. Cesario’s achievement of milestones agreed to by the Board of Directors (the “Board”) or the Compensation Committee of the Board. Mr. Cesario will also receive the normal benefits available to other similarly situated executives and will be entitled to severance pay under the circumstances described below.

Mr. Cesario’s employment with the Company is at-will. Except for termination of Mr. Cesario’s employment for “Cause,” “By Death or By Disability” (as such terms are defined in the Cesario Employment Agreement), Mr. Cesario will be entitled to payment of an amount equal to a minimum of six months of Mr. Cesario’s then-current base salary; and after three years of employment, Mr. Cesario will be entitled to an additional two months of his then-current base salary for each year he is employed beyond the initial three years of employment by the Company, to a maximum of 12 months.

The Cesario Employment Agreement also contains certain restrictive covenants, including an indefinite confidentiality and non-solicitation clause.

The information disclosed in Items 3.02 and 5.02 of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities

As further described in Item 5.02 of this Report, (i) pursuant to the Cesario Employment Agreement, on May 31, 2018, the Company entered into a stock option award agreement with Mr. Cesario pursuant to which Mr. Cesario will be granted non-qualified stock options to purchase an aggregate of 1,195,073 shares of the Company’s common stock at an exercise price of $0.245 per share on July 23, 2018 (the “Cesario Options”). The issuance and sale of the Cesario Options is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, because the transaction did not involve a public offering. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Cesario Options.

The information disclosed in Item 5.02 of this Report is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer

As described in Item 1.01 above and as previously announced, effective May 25, 2018, Elizabeth Berecz separated as Chief Financial Officer of the Company and Douglas Cesario was appointed as Chief Financial Officer of the Company, effective May 26, 2018.

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In connection with his appointment, Mr. Cesario and the Company entered into the Cesario Employment Agreement described above in Item 1.01 of this Report, the terms of which are incorporated by reference in this Item. Pursuant to the Cesario Employment Agreement, Mr. Cesario will be granted a one-time sign-on restricted stock award of 643,501 shares of restricted stock (the “RSAs”) pursuant to the Company’s 2014 Omnibus Incentive Plan (the “Plan) on July 23, 2018 (the “Date of Grant”), which is the date that is 90 days after Mr. Cesario’s start date as an employee with the Company. 100% of the RSAs will vest on April 23, 2020. The RSAs will also fully vest upon a trigger event, including the sale of the Company or a merger that results in a change of control. On the Date of Grant, Mr. Cesario will additionally be granted the Cesario Options. 25% of the Cesario Options will vest on the Date of Grant and the remaining 75% will vest 1/33 on each of the next 33 months thereafter. The Cesario Options will fully vest upon a trigger event, including the sale of the Company or a merger that results in a change of control. The foregoing summary provides only a brief description of the stock option award agreement for the Cesario Options. The summary does not purport to be complete and is qualified in its entirety by the full text of the Cesario Option, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The information disclosed in Items 1.01 and 3.02 of this Report is incorporated into this Item 5.02 by reference.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

10.2	Stock Option Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: June 1, 2018	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

10.2	Stock Option Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

5